UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Loan Agreement with Banco BPM S.P.A.

As previously disclosed on the Current Report on Form 8-K (“Current Report”) filed by Kaleyra, Inc., a Delaware corporation (f/k/a GigCapital, Inc., hereinafter the “Company”), with the Securities and Exchange Commission (“SEC”) on March 26, 2020, the Company’s wholly-owned subsidiary, Kaleyra S.p.A. (f/k/a Ubiquity S.r.l.) entered into a general unsecured loan agreement (the “BPM Loan Agreement”) with Banco BPM S.p.A. (formerly Banco Popolare di Milano S.p.A., hereinafter “BPM”) denominated in Euro for a total of €6.0 million ($6.4 million at the March 20, 2020 exchange rate) on March 20, 2020. The BPM Loan Agreement was a refinancing of that certain loan agreement, dated as of July 23, 2019, by and between Kaleyra S.p.A. and BPM (the “Initial Loan Agreement”). The BPM Loan Agreement has a maturity of 45 months from the date of first repayment and bears interest at a variable rate equal to the three-month Euribor plus a spread of 3.00%. The BPM Loan Agreement is to be repaid in 15 quarterly installments. The total amount of the BPM Loan Agreement, less amounts related to commissions, fees and expenses, was drawn in full the same date as of the BPM Loan Agreement.

The BPM Loan Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 26, 2020 and the Initial Loan Agreement was previously filed as Exhibit 10.20 to the Current Report on Form 8-K on December 2, 2019, and each are incorporated by reference hereto.

On April 15, 2021, Kaleyra S.p.A. and BPM entered into an Agreement to suspend payment of the Principal Component of the repayment instalments (with possible extension of the duration) of the Unsecured Loan (the “Loan Amendment Agreement”), pursuant to which Kaleyra S.p.A. and BPM agreed to postpone repayment of the principal amounts due under the BPM Loan Agreement for a period of six (6) months starting from March 31, 2021 until September 30, 2021, without prejudice to Kaleyra S.p.A.’s obligations to pay interests in relation to the principal amount at the original due dates. Consequently, the repayment schedule under the BPM Loan Agreement has been extended for the period equal to that of the six (6) month suspension period.

The foregoing description is only a summary of the Loan Amendment Agreement and is qualified in its entirety by reference to the full text of the Loan Amendment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Entry into New Loan Agreement with Simest S.p.A.

On April 15, 2021, Kaleyra S.p.A. entered into a general unsecured loan agreement (the “Simest Loan Agreement”) with Simest S.p.A (“Simest”) for a total of € 3,000,000 ($3,591,000 at the April 15, 2021 exchange rate) relating to the Financing and Co-financing for implementation of a program to break into foreign markets. € 421,876.65 ($504,986.35 at the April 15, 2021 exchange rate) of the financing are non-refundable, apply to the Fund for Integrated Promotion (Co-financing) and have been granted in accordance with Section 3.1 of the Temporary Framework for State aid measures to support the economy in the current COVID-19 outbreak of the European Commission and € 2,578,123.35 ($3,086,013.65 at the April 15, 2021 exchange rate) apply to the Fund 394/81 (Financing). The financing bears a subsidized interest rate of 0.055% and a reference interest rate of 0.55%. The loan will have a duration of six (6) years starting from the date of disbursement and will have to be repaid in half-yearly installments starting after a two-year pre-amortization period.

The foregoing description of the Simest Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Simest Loan Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Loan Amendment Agreement and the Simest Loan Agreement are included as an exhibit to this Current Report in order to provide investors and security holders with material information regarding their terms. The Loan Amendment Agreement and the Simest Loan Agreement are not intended to provide any factual information about the Company, BPM or Simest.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.02 (Entry Into New Loan Agreement with Simest S.p.A.) is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

10.1	Loan Amendment Agreement, dated as of April 15, 2021, by and between Kaleyra S.p.A. and Banco BPM S.p.A.

10.2	Loan Agreement, dated as of April 15, 2021, by and between Kaleyra S.p.A. and Simest S.p.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President